                                                                PACCAR Inc
                                                                Law Department

                                                                OCTOBER 28, 1997

PACCAR Inc
777 - 106th Avenue N.E.
Bellevue, Washington 98004

      RE: Form S-8 Registration Statement for Additional Shares PACCAR Inc 1991 Long Term Incentive Plan

Ladies and Gentlemen:

      I have examined the Form S-8 registration statement for additional shares filed by PACCAR Inc, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Registration Statement"). The registration under the Securities Act of 1933, as amended, of an additional 3,601,636 shares of Common Stock, $1 par value (the "Common Stock"), will be issued upon the exercise of options granted pursuant to the PACCAR Inc 1991 Long Term Incentive Plan (the "Plan"). A total of 6,000,000 shares of Common Stock shall be available under the Plan.

      As counsel for the Company, I am familiar with the actions taken by its board of directors and shareholders with respect to the adoption and approval of the Plan. I have also examined originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and other documents as I have deemed necessary or relevant as a basis for the opinions herein expressed.

      Based upon the foregoing, I am of the opinion that the Common Stock will, when issued upon the exercise of options granted pursuant to the Plan and payment of the exercise price therefor in accordance with the terms thereof, be legally issued, fully paid and nonassessable.

      I hereby authorize and consent to the use of this opinion as Exhibit 5 to the Registration Statement and any amendment thereto.

                                             Very truly yours,

                                             /s/ Janice M. D'Amato
                                             Janice D'Amato
                                             Counsel

JMD: